LICENSE AGREEMENT


     This Agreement dated as of April 1, 1998 is by and between Grill Concepts, Inc. ("Licensor") of 11661 San Vicente Boulevard, Los Angeles, CA 90049 and the Airport Grill, LLC (the "Operator") with offices at 438 Main Street, Buffalo, New York 14202.

     WHEREAS, Licensor and CAl formed an LLC under the name of the Airport Grill, LLC on February 15, 1995 and executed an Operating Agreement in connection therewith dated March 15, 1995;

     WHEREAS, under the terms of such Operating Agreement, the Operator operated a full service restaurant in Thomas Bradley International Airport under the name the "Airport Grill" (the "Restaurant) using proprietary recipes, logos and systems developed by Licensor;

     WHEREAS, Licensor has this date transferred and assigned all of its Membership and Economic Interest in the Operator to Air Terminal Services, Inc., a wholly owned subsidiary of CAl;

     WHEREAS,   Licensor  has  developed   and  continues  to  develop   certain
proprietary recipes and food products described on Exhibit A (the "Proprietary Products");

     WHEREAS, in connection with the sale of such Proprietary Products, Licensor has developed and owns certain designs, logos, names and trademarks (the "Name and Marks"). See Exhibit B for description of the Name and Marks;

     WHEREAS, the Operator wishes to continue using certain Proprietary Products and Names and Marks of Licensor in connection with the operation of the Restaurant, all as hereinafter described;

     WHEREAS, Licensor have agreed to permit such use.

     NOW THEREFORE, in consideration for the premises hereto and the mutual covenants and agreements hereinafter contained the parties agree as follows:

1.   Grant of Rights
     ---------------

     Licensor represents that it is the absolute owner of the Name and the Marks as shown on Exhibit B. Licensor hereby grants Operator the exclusive right to use the Name and Marks in connection with the Restaurant in the Thomas Bradley International Airport (the "Airport") Licensor covenants not to license the use of its Name and Marks to any third party for use at the Airport. Licensor agrees to indemnify, defend, and hold Operator harmless from and against any losses, damages, claims or costs (including attorney's fees incurred by Operator in its enforcing this provision) for trademark or servicemark infringement commenced by any third party against Operator with respect to the use of its Name or the Marks by Operator in accordance with this Agreement. In the event that Operator receives notice of any claims, suit or demand against it on account of any alleged infringement, unfair competition or similar matter relating to its use of its Name or the Marks in accordance with the terms of this License Agreement, Operator shall promptly notify Licensor of such event whereupon Licensor shall take all action necessary to protect and defend Operator and hold Operator harmless as described above.

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

2.   Term
     -----

     This Agreement shall be in effect for a term coterminous with the term of a certain Concession Agreement by and between CA I and the City of Los Angeles dated March 24, 1995 which grants CAl and the LLC as CAl's subtenant, the right to operate the Restaurant (the "Contract") and any extension or novation of same.

3.   Design Approval
     ---------------

     Licensor hereby approves the design of the Restaurant, as constructed. No material changes will be made without Licensor's prior approval which shall not be unreasonably withheld.

4.   Sale of Proprietary Products and Fees
     -------------------------------------

     4.1 In consideration for the foregoing Operator agrees to feature the Names and Marks in the Restaurant and sell certain Proprietary Products throughout the Term of this Agreement.

     4.2 In connection with the preparation and sale of Proprietary Products, Operator covenants to:

     (a) strictly abide by all recipe formulations related to such products, including specifications for production, cooking, temperature and holding times;

     b) insure that wholesome and unadulterated ingredients are used in the production of the Proprietary Products and that such ingredients meet the grade levels prescribed by Licensor in its recipes;

     (c) maintain quality standards described in Licensor's Manuals, copies of which have been delivered to and received by Operator. Means and methods of production shall be maintained using the existing system at the Airport Grill.

     (d) to use proprietary ingredients purchased from approved suppliers where use of such items is specified by Licensor and to abide by established shelf life set for such items;

     (e)  to  use  approved  and/or  specified  packaging  for  the  Proprietary
          Products;

     (f)  obtain prior approval from Licensor for all uses of Licensor's Marks;


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

     (g) use all reasonable efforts to obtain Department of Aviation ("DOA") approval from time to time as necessary, for recipe alterations and the sale of new Proprietary Products that may be introduced elsewhere by Licensor with the understanding that no such changes may be implemented without the prior approval of DOA.

     4.3 Operator shall pay Licensor a royalty for the use of its Name and Marks equal to 2 1/2% of the first $5MM in annual Gross Revenues, as defined below, derived from the sale of food and beverages in the Restaurant, plus 4% of all annual Gross Revenues in excess of $5MM derived from the sale of food and beverages in the Restaurant. As used herein, Gross Revenues shall be defined in accordance with Section 4.8 of the Contract, a copy of which is attached as Exhibit C. Payment shall be made on a monthly basis, with each such payment due and payable on the 2Oth day of the following month.

     4.4 Licensor shall have the right to audit (at its sole cost and expense) all records relating to Operator's Gross Revenue at the Restaurant and the calculation of fees payable hereunder for a period of one year following each payment period.

5. Methods and Standards of Operation
   ----------------------------------

     5.1 Maintenance and Repair. Operator shall at all times maintain the Restaurant in good condition and repair and shall be solely responsible for maintenance, cleanliness, repair and replacement (where necessary to maintain it in good operating condition), and any liabilities arising therefrom, including but not limited to all signs, furniture, fixture, equipment and any other tangible property on and about the Restaurant.

     5.2 Compliance with Laws. Operator shall operate the Restaurant in strict compliance with all applicable laws, rules, and regulations, of governmental authorities, including, but not limited to, any and all alcoholic beverage control laws and regulations. Operator shall procure and continuously maintain thereafter all necessary permits and licenses required for the operation of the Restaurant.

     5.3 Inspection. Upon reasonable advance notice, Licensor, or their employees may, but shall not be obligated to inspect the Restaurant during regular operating hours and interview Operator's managers at any reasonable time to determine that the Restaurant is being operated in accordance with the terms of this Agreement and to ensure the protection of the Names and Marks, and the goodwill associated therewith.

     5.4 Operator acknowledges that changes to the menu offerings at the Restaurant must be approved by Licensor in advance.

     5.5 Operator covenants that the Restaurant will be managed by a manager who has been properly trained with respect to Licensor's system and the preparation and sale of the Proprietary Products. At least one of Operator's managers shall have satisfactorily completed Licensor's formal training program at all times thereafter during the term of this Agreement.


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

6.   Termination
     -----------

     6.1 In the event either party fails to fulfill, in any material and substantial respect, its obligations hereunder and such failure continues unremedied for twenty (20) days after receipt of written notice of the particular failure (except where such failure or refusal is due to a "Force Majeure" as described in Section 8 hereof), the other party may terminate this Agreement by furnishing the first party with written notice of its intent to do so.

     6.2 If the particular failure to perform described above cannot be cured within the applicable curative periods provided above, the breaching party shall have a reasonable time thereafter in which to remedy the problem provided that it is diligently and continuously making any and all reasonable efforts required to correct the problem.

     6.3 Upon termination of this Agreement, by lapse of time or otherwise, all matters, rights and liabilities existing on the date of termination between the parties hereto shall be determined by the parties hereto as of such termination date, and discharged as promptly as possible thereafter. No termination shall be effective until all matters rights and liabilities between the parties are resolved.

     6.4 Operator acknowledges that upon and after the expiration or termination of this Agreement, all rights granted by Licensor hereunder shall forthwith revert to Licensor, and Operator will remove from its signage at the Airport any reference to the Marks or the Name.

7.   Indemnification
     ---------------

     Each party (the "First Party") agrees to indemnify, defend and save and hold harmless the other (the "Second Party") from and against all suits and claims that may be based on any injury or alleged injury to any person (including death) or to the property of any person not a party hereto, that may arise, or that may be alleged to have arisen out of the negligence or intentional action or omission of the First Party or that of its employees, servants or agents. In any such event, the First Party, at its own cost and expense, shall pay all reasonable charges of attorneys and all costs and other expenses arising therefrom or incurred by the Second Party in connection therewith. The foregoing indemnity shall not apply with respect to any injuries which may be alleged to have arisen out of the negligence or intentional action of the First Party if and to the extent the same shall be ultimately determined to have arisen out of the negligence or intentional action or omission of the Second Party.

8.   Operator's Insurance
     --------------------

     8.1 Operator shall carry: (a) Worker's Compensation insurance in such amount as is required by the laws of the State of California) Comprehensive general liability insurance (commercial, dram shop and automobile liability coverages) with limits of not less than $1,000,000 covering each person and $5,000,000 covering each occurrence and property damage liability insurance, with limits of not less than $1,000,000 covering each occurrence and $3,000,000 in the aggregate (with no exclusion for liability assumed by contract) and (c) blanket crime insurance covering its employees in a minimum amount of $500,000. Operator shall deliver to Licensor prior to commencing operations hereunder and then on or prior to, the expiration date of any then existing policies in the future during the Term hereof, a certificate or certificates evidencing that such insurance coverages are in effect for a period of not less than one year from the date of such certificate. All policies shall contain a clause providing in substance that such policies shall not be canceled or any material provisions thereof amended adversely to the Licensor unless it shall have been first given at least thirty (30) days advance notice of such termination or of any such proposed amendment. Operator shall cause the Licensor to be named as an additional insured on its liability insurance policies for liability arising out of Operator's responsibilities under this Agreement, including but not limited to Section 7 above.


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

     8.2 All such policies may be provided under blanket and/or umbrella policies carried by the Operator.

     8.3 The insurance required by Section 8.l shall be primary insurance and the insurer shall be liable for the full amount of any loss up to the total limit of liability required without the right of contribution of any other insurance coverage held by the Licensor.

     8.4 This Section 8 is subject to all limitations identified in Section 7, respecting Indemnification. Nothing in this Section 8 shall be construed as requiring liability coverage and/or indemnification of the Licensor for Licensor's negligence or willful action or omission.

9.   Force Majeure
     -------------

     It is expressly understood and agreed that failure or delay on the part of either party hereto in the performance in whole, or in part, of the terms and conditions of this Agreement shall not constitute a breach hereof, nor a default hereunder, if such failure or delay is attributable to acts of God, fire, floods, inevitable accident, or riots, insurrection, public commotion, strikes or labor disturbances, embargo, emergency or governmental orders, regulations, actions, priority or other limitations or restrictions, or unforeseen causes interfering with personnel, sales, source of supplies, production, transportation and delivery, or for any cause beyond the control of either party ("Forces Majeure").

10.  Consents and Approvals
     ----------------------

     Where consent or approval of or authorization (the "Consent") from the Licensor is required hereunder, such Consent shall mean the Consent of a Vice President of Licensor. Where Consent of Operator is required hereunder such Consent shall mean that of the President of a member of Operator. Each party agrees that whenever prior Consent of a proposed action is required, it will not unreasonably withhold or delay such Consent. Failure to provide an explanation for disapproval shall be considered "unreasonable" per se. Each party also agrees that if it fails to either approve or disapprove a request for a period of ten days or longer, the other party shall have the right to construe such silence as Consent.


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

11.  Arbitration
     -----------

     Except as otherwise therein provided, if any controversy should arise between the parties in the performance, interpretation or application of this Agreement, either may serve upon the other a written notice stating that such party desires to have such controversy adjudicated by a board of three arbitrators and naming the person whom such party has designated to act as an arbitrator. Within fifteen (15) days after receipt of such notice, the other party shall designate a person to act as arbitrator and shall notify the party requesting arbitration of such designation and the name of the person so designated. The two arbitrators designated as aforesaid shall promptly select a third arbitrator, and if they are not able to agree on such third arbitrator, then either arbitrator, on five (5) days notice in writing to the other, or both arbitrators shall apply to JAMS/ENDISPUTE to designate and appoint such third arbitrator with same to be selected by the "strike-off method". If the party upon whom such written request for arbitration is served shall fail to designate its arbitrator within fifteen (15) days after receipt of such notice, then the arbitrator designated by the party requesting arbitration shall act as the sole arbitrator and shall be deemed to be the single, mutually approved arbitrator to resolve such controversy. The decision and award of a majority of the arbitrators or of such sole arbitrator shall be binding upon all parties hereto and shall be enforceable in any court of competent jurisdiction. Such decision and award may allocate the costs of such arbitration to the parties equally or disproportionately between the parties. Any arbitration pursuant to this paragraph shall take place in Los Angeles, Califorma.

     Notwithstanding the foregoing, for all disputes in which the amount in controversy is less than $250,000, the parties agree that one arbitrator shall be chosen from a list provided by JAMS/ENDISPUTE, using the strike-off method.

     The nonprevailing party in any such action agrees to pay the prevailing party's costs and reasonable attorneys' fees incurred in connection therewith. Except as otherwise provided herein, any arbitration pursuant to this Agreement shall be in accordance with the rules and procedures of JAMS/ENDISPUTE.

12.  Assignment
     ----------

     This Agreement and all rights hereunder are personal to Licensor and Operator, and neither party shall, without the prior written consent of the other, assign, mortgage, sublicense, or otherwise encumber this Agreement and its rights hereunder, by operation of law or otherwise. Notwithstanding the foregoing, Operator shall have the unilateral right to assign its rights and obligations hereunder to CA One Services, Inc., which such assignment being effective upon delivery of notice of same.


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

13.  Notices
     -------

     Whenever provision is made in this Agreement for the giving, service or delivery of any notice, statement or other instrument, such notice shall be in writing and shall be deemed to have been duly given, served and delivered either upon personal delivery, by facsimile, or, if mailed, when deposited in the United States mail, proper postage paid, registered or certified mail, addressed to the party entitled to receive the same at its address first set forth above, or to such other mailing address as the parties may be written notice designate.

14.  Miscellaneous
     -------------

     14.1 Nothing contained in this Agreement shall be construed in any manner whatsoever to constitute or appoint Operator as the agent or legal representative of Licensor, or to place the parties in the relationship of partners or joint venturers. Neither party shall have any right or authority hereunder to obligate or bind the other in any manner whatsoever.

     14.2 The parties agree to comply with all laws, statutes and ordinances relating to the operation conducted hereunder and to each party's rights, obligations and duties hereunder. Each party agrees to indemnify and hold harmless the other party, including its officers, directors, principals, employees, agents and successors, from and against any and all claims, liabilities, losses, damages, costs, expenses, obligations or deficiencies arising out of or by reason of such party's failure to comply with any such laws.

     14.3 Subject to the provisions of Section 12 above, this Agreement shall be binding upon and inure to the benefit of the respective parties and their successors, assigns and transferees.

     14.4 The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision.

     14.5 This Agreement shall be construed in accordance with and governed by the laws of the State of California.

     14.6 This Agreement contains the sole and entire agreement between the parties with respect to the subject matter hereof, and shall supersede any and all other agreements between them. The parties acknowledge and agree that neither of them has made any representations with respect to the subject matter of this Agreement, or any representation including the execution and delivery hereof, except such representations as are specifically set forth herein, and each of the parties acknowledges that it has relied on its own judgment in entering into the same.

     14.7 No waiver or modification of this Agreement or of any covenant, condition, or limitation herein contained shall be valid unless the same is made in writing and duly executed by the party to be charged therewith. No evidence of any waiver or modification shall be offered or received in evidence in any proceeding, arbitration, or litigation between the parties arising out of or affecting this Agreement, or the rights or obligations of any party hereunder, unless such waiver or modification is in writing, duly executed as aforesaid.

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


     14.8 This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement.

     IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.



                                               GRILL CONCEPTS, INC.

                                               By:
                                                  ------------------------------

                                               AIRPORT GRILL, LLC

                                               By: CA ONE SERVICES, INC.,
                                                   Its Member

                                               By:
                                                  ------------------------------

                                               By: AIR TERMINAL SERVICES, INC.
                                                   Its Members

                                               By:
                                                  ------------------------------